Exhibit 10.1

FOURTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (the “Fourth Amendment”) is executed and dated effective as of the 10th day of March, 2010 (the “Amendment Date”) between Repros Therapeutics Inc., a Delaware corporation (the “Company”) and Joseph S. Podolski (the “Employee”).

WHEREAS, the Company and Employee entered into an Employment Agreement dated as of January 1, 1993, as amended by the First Amendment to Employment Agreement dated January 31, 2001, the Second Amendment to Employment Agreement dated October 29, 2002 and the Third Amendment to Employment Agreement dated as of March 11, 2009 (as amended, the “Employment Agreement”), which has been renewed for successive one year terms after the Initial Term pursuant to its terms;

WHEREAS, in order to improve the Company’s liquidity, the Company and the Employee have agreed that for a period of time the Employee shall waive a portion of his base salary in exchange for stock options granted to the Employee; and

WHEREAS, the Company and the Employee wish to amend certain provisions of the Employment Agreement to clarify that this waiver will not impact the Employee’s compensation upon termination following a change of control and to update certain provisions regarding compensation to reflect the Employee’s current base salary;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties hereto agree as follows:

1.           Capitalized terms used but not defined herein have the respective meanings set forth in the Employment Agreement.

2.           Section 4(e) of the Employment Agreement is hereby amended by replacing the second paragraph thereof it in its entirety with the following:

“On the closing of the Change of Control: The Employee's then current annual rate of base salary (which, as of the Amendment Date, is set at $435,301), not including any waivers of base salary made by the Employee (the “Base Salary”), in effect on the date of closing of the Change of Control”

On first, second, third, fourth and fifth anniversary dates of the Change of Control: 50% of the Base Salary (which, as of the Amendment Date, is set at $217,650); and

On the sixth anniversary date of the Change of Control: 35% of the Base Salary (which, as of the Amendment Date, is set at $152,355);

Such payments shall be made to Employee, or to his heirs or representative in the event of his death, and shall be credited with interest, from such due date until paid, at an annual rate equal to the prime rate posted by the bank that serves as the Employer's (or any successor's) principal banking connection as of the due date of the payment. Employee shall have the status of a general unsecured creditor of the Company with respect to the bonus payments required to be paid by the Company under this Section 4(e), and the Company's obligation to pay such bonus constitutes a mere promise by the Company to make such payments in the future. Employee's rights to receive such bonus payments shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Employee or any beneficiary of Employee. It is the intention of the parties hereto that this deferred bonus arrangement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, to the extent applicable.”

6.           Except as amended and modified by this Fourth Amendment, the Employment Agreement shall continue in full force and effect. The Employment Agreement and this Fourth Amendment shall be construed as one and the same instrument.

7.           This Fourth Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Fourth Amendment to produce or account for more than one such counterpart.

8.           This Fourth Amendment (i) constitutes the entire contract between the parties relative to the amendments to the Employment Agreement made hereby, (ii) supersedes all prior agreements, consents and undertakings relating to such amendments and (iii) may not be contradicted by evidence of prior contemporaneous or subsequent oral agreements of the parties.

9.           This Fourth Amendment shall be construed and enforced in accordance with the laws of the State of Texas.

10..           This Fourth Amendment shall be binding upon and shall inure to the benefit of and enforceable by the parties hereto and their respective successors and assigns.

[Remainder Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to the Employment Agreement effective (the “Effective Date”) for all purposes as of the date first above written.

COMPANY:

REPROS THERAPEUTICS INC.

By: /s/ Nola Masterson
Nola Masterson
Chair of the Board

EMPLOYEE:

By: /s/ Joseph S. Podolski
Joseph S. Podolski